UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

REVISED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 11, 2023

The Special Meeting of Stockholders, or the Special Meeting, of Akebia Therapeutics, Inc., or the Company or Akebia, will be held on Tuesday, April 11, 2023, at 10:00 a.m. Eastern Time in a virtual meeting format via live webcast. At the Special Meeting, stockholders will consider and vote on the following matters:

1.	to approve amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended:
(a)

to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors, at any time prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (“Proposal 1(a)”), and

(b)

in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio (“Proposal 1(b)” and, together with Proposal 1(a), the “Reverse Stock Split Proposals”);

2.

to approve an amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of our common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the reverse stock split ratio, subject to approval by our stockholders and our implementation of the Reverse Stock Split Proposals (the “Authorized Shares Proposal”); and

3.

to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)) (the “Adjournment Proposal”).

Stockholders are referred to the revised proxy statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” each of the Reverse Stock Split Proposals (Proposals 1(a) and 1(b)), “FOR” the Authorized Shares Proposal (Proposal 2) and “FOR” the Adjournment Proposal (Proposal 3).

On or about March 17, 2023, we are mailing to our stockholders a paper copy of our revised proxy materials, including a revised proxy card. The revised proxy card contains instructions on how to cast your vote via the Internet or by telephone. The form of proxy card previously provided on or about March 1, 2023, when we first mailed to our stockholders a paper copy of our proxy materials, may not be used to vote at the Special Meeting and will be disregarded. IF YOU HAVE ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING THE REVISED PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED.

Each outstanding share of our common stock, par value $0.00001 per share (Nasdaq: AKBA), or our common stock, entitles the holder of record as of 5:00 p.m. Eastern Time on February 16, 2023, referred to as the record date, to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

You will be able to attend the Special Meeting virtually, vote, submit questions and examine a list of the Company’s registered stockholders by visiting www.virtualshareholdermeeting.com/AKBA2023SM and using your unique control number found on the revised proxy card. You will not be able to attend the Special Meeting physically in person. If you have technical difficulties or trouble accessing the virtual meeting, there will be technicians ready to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Your vote is important. Whether or not you attend the Special Meeting virtually, we urge you to vote your shares by following the instructions in the revised Proxy Statement and submitting your proxy by the Internet, telephone or by signing, dating and returning the revised proxy card in order to ensure the presence of a quorum. If you choose to attend the Special Meeting, you may vote your shares during the Special Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/AKBA2023SM. If your shares are held by a bank, broker or other nominee, please refer to the materials provided by your bank, broker or other nominee for voting instructions. As always, we encourage you to vote your shares prior to the Special Meeting.

All stockholders are extended a cordial invitation to attend the Special Meeting virtually.

By Order of the Board of Directors,

John P. Butler
President and Chief Executive Officer

Cambridge, Massachusetts

March 17, 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Revised Notice of the Special Meeting of Stockholders, the revised Proxy Statement and the accompanying revised proxy card are available at www.proxyvote.com. The revised Proxy Statement is also available on the SEC’s website at http://www.sec.gov.

i

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

REVISED PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Revised Proxy Statement, or this Proxy Statement, along with the accompanying Revised Notice of Special Meeting of Stockholders, contains information about the Special Meeting of Stockholders of Akebia Therapeutics, Inc., or the Special Meeting, including any adjournments or postponements thereof. In this Proxy Statement, we refer to Akebia Therapeutics, Inc. as “Akebia,” “the Company,” “we” or “us.”

We are holding the Special Meeting at 10:00 a.m. Eastern Time, on Tuesday, April 11, 2023. The Special Meeting will be a virtual meeting via live webcast. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/AKBA2023SM and entering the control number included on the revised proxy card you receive.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Special Meeting.

Who is soliciting my proxy?

The Board of Directors of Akebia is soliciting your proxy to vote at the Special Meeting, to be held virtually via live webcast on Tuesday, April 11, 2023 at 10:00 a.m. Eastern Time, and any adjournments thereof. This Proxy Statement and the accompanying Revised Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

Why is the Company holding a virtual Special Meeting?

The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting in person physically. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Special Meeting by enabling stockholders to participate remotely from any location. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

How do I virtually attend the Special Meeting?

We will host the Special Meeting online via live webcast. To attend the Special Meeting, go to www.virtualshareholdermeeting.com/AKBA2023SM shortly before the Special Meeting time, and follow the instructions for downloading the webcast. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures. You need not attend the Special Meeting in order to vote.

What happens if there are technical difficulties during the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Special Meeting log-in page.

When will this Proxy Statement and the accompanying materials be made available to stockholders?

We originally commenced distribution of the proxy materials to all stockholders entitled to vote at the Special Meeting on or about March 1, 2023. We intend to commence distribution of the revised proxy materials to all stockholders entitled to vote at the Special Meeting on or about March 17, 2023. The revised proxy materials, including the Revised Notice of Special Meeting of Stockholders, the accompanying revised proxy card and this Proxy Statement, will be made available to stockholders on the Internet on the same date. Please note that, while our revised proxy materials are available at the website referenced in this Proxy Statement, and the Proxy Statement is available on our website, no information contained on such website is incorporated by reference in or considered to be a part of this document.

When is the record date for the Special Meeting?

The Board of Directors fixed the record date for the Special Meeting as of 5:00 p.m. Eastern Time on February 16, 2023, referred to as the record date. Only stockholders who owned our common stock, par value $0.00001 per share, or our common stock, as of 5:00 p.m. Eastern Time on February 16, 2023 are entitled to vote at the Special Meeting.

Why is the Company soliciting my vote?

The Board of Directors is soliciting your vote for the Special Meeting because you owned shares of our common stock as of 5:00 p.m. Eastern Time on the record date. We have sent you by mail this Proxy Statement, the Revised Notice of Special Meeting of Stockholders and the revised proxy card.

How many votes can be cast by all stockholders?

A total of 184,248,045 shares of common stock of the Company were outstanding on February 16, 2023 and are entitled to be voted at the Special Meeting. Each share of common stock is entitled to one vote on each matter properly presented at the Special Meeting.

Who may attend the Special Meeting?

Only stockholders as of the record date, their proxy holders and guests invited by the Company may attend the Special Meeting virtually by accessing www.virtualshareholdermeeting.com/AKBA2023SM and entering the unique control number found on the revised proxy card.

If your shares are held by a bank, broker or other nominee, you can attend the Special Meeting by contacting the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and using the control number found on the broker’s proxy card.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the revised proxy card.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the revised proxy card. You must have the control number that is on the revised proxy card when voting.

•

By Mail. Mark, sign and date your revised proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed revised proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors and will be voted according to the discretion of the named proxy holders on the revised proxy card upon any other business that may properly be brought before the Special Meeting and at all adjournments and postponements thereof.

•

At the Virtual Special Meeting. The Special Meeting will be held entirely online. To participate in the Special Meeting, you will need the control number included on the revised proxy card. The Special Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

If your shares of common stock are held by a bank, broker or other nominee, you may vote:

•	By Internet or Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•

At the Virtual Special Meeting. The Special Meeting will be held entirely online. To participate in the Special Meeting, you will need to contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and use the control number found on the broker’s proxy card. The Special Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Can the proxy card or voting instruction form previously provided on or about March 1, 2023 be used to vote at the Special Meeting?

No. The prior form of proxy card or voting instruction form cannot be used to vote at the Special Meeting because it does not provide an opportunity for stockholders to vote separately on Proposals 1(a) and 1(b). Accordingly, any proxy cards or voting instruction forms in the form previously provided will be disregarded. If you have already voted using the prior proxy card or voting instruction form, you must vote again using the revised proxy card or revised voting instruction form in order for your vote to be counted.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your revised proxy card or virtually at the Special Meeting.

If your shares are owned in “street name” through a bank, broker or other nominee, stock exchange rules allow your bank, broker or other nominee to vote on your behalf for certain matters if you do not provide voting instructions with respect to your shares. Broker non-votes are shares represented at the Special Meeting held by banks, brokers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such banks, brokers or other nominees do not have discretionary voting power to vote such shares. The Reverse Stock Split Proposals (Proposals 1(a) and 1(b)), the Authorized Shares Proposal (Proposal 2) and the Adjournment Proposal (Proposal 3) are matters on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 1(a), Proposal 1(b), Proposal 2 or Proposal 3. If a bank, broker or other nominee does not exercise this discretionary authority and does not have instructions from you, then broker non-votes could occur in connection with Proposal 1(a), Proposal 1(b), Proposal 2 and Proposal 3.

We encourage you to vote or to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Special Meeting according to your instructions.

What vote is required to approve each matter, and how are votes counted?

Proposals 1(a) and 1(b)—Approval of the Reverse Stock Split Proposals

Proposal 1(a). The affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve Proposal 1(a).

Proposal 1(b). The affirmative vote of stockholders holding at least 85% of the outstanding shares of our common stock entitled to vote thereon is required to approve Proposal 1(b).

Proposal 2—Approval of the Authorized Shares Proposal

The affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the Authorized Shares Proposal.

Proposal 3—Approval of the Adjournment Proposal

The affirmative vote of stockholders holding a majority of the votes cast for or against the Adjournment Proposal at the Special Meeting is required to approve the Adjournment Proposal.

Because Proposal 1(a) requires the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon, Proposal 1(b) requires the affirmative vote of stockholders holding at least 85% of the outstanding shares of our common stock entitled to vote thereon, and Proposal 2 requires the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon, shares which abstain from voting and broker non-votes (if any) concerning the Reverse Stock Split Proposals (Proposals 1(a) and 1(b)) and the Authorized Shares Proposal (Proposal 2) will have the same effect as votes against the Reverse Stock Split Proposals and the Authorized Shares Proposal. Because Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast for or against such proposal at the Special Meeting, shares which abstain from voting and broker non-votes (if any) concerning the Adjournment Proposal (Proposal 3) will have no effect with respect to the outcome of the Adjournment Proposal.

What are the recommendations of the Board?

The Board recommends that the stockholders vote “FOR” Proposal 1(a), “FOR” Proposal 1(b), “FOR” the Authorized Shares Proposal (Proposal 2) and “FOR” the Adjournment Proposal (Proposal 3).

What are the consequences if the Reverse Stock Split (as defined below) in Proposal 1(a) is not approved by stockholders?

If stockholders fail to approve the Reverse Stock Split in Proposal 1(a), our Board of Directors would not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our common stock on the Nasdaq Stock Market, or Nasdaq, by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board of Directors to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Is approval of Proposal 1(a) conditioned on approval of Proposal 1(b)?

No. The approval of Proposal 1(a) is not conditioned on the approval of Proposal 1(b), but Proposal 1(b) is conditioned on the approval of Proposal 1(a). We are submitting these amendments to our stockholders as separate items because different voting standards apply to each proposal. Proposal 1(a) requires the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon. Proposal 1(b) requires the affirmative vote of stockholders holding at least 85% of the outstanding shares of our common stock entitled to vote thereon.

Is approval of Proposal 2 conditioned on approval of the Reverse Stock Split Proposals (Proposals 1(a) and 1(b)?

Yes. If Proposal 1(b) is not approved, Proposal 2 will be withdrawn.

Will the Company change its name as a result of the Reverse Stock Split?

No. The Company will retain the name “Akebia Therapeutics, Inc.” and will remain incorporated under the laws of the State of Delaware.

Will the Reverse Stock Split change the business of the Company?

No. The Reverse Stock Split will not change the current business of the Company. Following the Reverse Stock Split, we will continue to operate in the biopharmaceutical sector.

Will the Company have the same directors and executive officers that the Company currently has following the Reverse Stock Split?

Yes. The executive officers and members of the Board will not change as a result of the Reverse Stock Split.

Who pays the cost of soliciting proxies?

The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, Mackenzie Partners, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for services fees of up to $12,500 and the reimbursement of certain expenses.

Can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy at any time before it is voted at the Special Meeting by notifying the Corporate Secretary in writing stating that you would like to revoke your proxy of a particular date, by returning a signed proxy with a later date before the Special Meeting, by transmitting a subsequent vote over the Internet by 11:59 p.m. Eastern Time on April 10, 2023, by transmitting a subsequent vote by telephone by 11:59 p.m. Eastern Time on April 10, 2023, or by attending the Special Meeting and voting online during the Special Meeting. Virtually attending the Special Meeting alone, without voting online during the Special Meeting, will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or other nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Shares present during the Special Meeting will be considered shares of common stock represented in person or by proxy at the Special Meeting. Abstentions and broker non-votes (if any) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

What happens if the Special Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted as provided in the section titled “Can I change or revoke my vote” above. If the Special Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Special Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy.

What does it mean if I receive more than one revised proxy card or revised voting instruction form?

If you receive more than one revised proxy card or revised voting instruction form, it may be because you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all revised proxy cards or revised voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Nicole R. Hadas, Corporate Secretary, at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your revised voting instruction form or contact your bank, broker or nominee holder directly.

Where can I find the voting results?

We expect to announce the preliminary voting results at the Special Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Special Meeting.

MATTERS TO BE VOTED ON

PROPOSAL 1—TO APPROVE AMENDMENTS TO OUR NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (A) TO EFFECT A REVERSE STOCK SPLIT AND (B) IN CONNECTION THEREWITH, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE STOCK SPLIT RATIO

Explanatory Note

Proposal 1(a) and Proposal 1(b) both relate to amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended, and the proposed reverse stock split (such proposals together, the “Reverse Stock Split Proposals”). We are submitting these amendments to our stockholders as separate items because different voting standards apply to each proposal. Proposal 1(a) requires the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon. Proposal 1(b) requires the affirmative vote of stockholders holding at least 85% of the outstanding shares of our common stock entitled to vote thereon.

The approval of Proposal 1(a) is not conditioned on the approval of Proposal 1(b), but Proposal 1(b) is conditioned on the approval of Proposal 1(a). Therefore:

•

If Proposals 1(a) and 1(b) each receive the requisite stockholder vote and are implemented, then our Ninth Amended and Restated Certificate of Incorporation, as amended, will be amended to effect (i) the Reverse Stock Split and (ii) the Proportionate Share Decrease (as defined below).

•

If Proposal 1(a) receives the requisite stockholder vote and is implemented, but Proposal 1(b) does not receive the requisite stockholder vote, then our Ninth Amended and Restated Certificate of Incorporation, as amended, will only be amended to effect the Reverse Stock Split and not the Proportionate Share Decrease.

•

If Proposal 1(a) does not receive the requisite stockholder vote (regardless of the outcome of Proposal 1(b)), then no amendments will be made to our Ninth Amended and Restated Certificate of Incorporation, as amended.

If Proposal 1(a) is not approved, our Board of Directors would not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board of Directors to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Proposal 1(a)

Proposal 1(a) is a proposed amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors, at any time prior to the one-year anniversary of the date on which the reverse stock split is approved by our stockholders at the Special Meeting without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Stock Split”).

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, Proposal 1(a) must be approved by the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon.

Abstentions and broker non-votes (if any) with respect to Proposal 1(a) will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against Proposal 1(a).

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1(a).

Proposal 1(b)

Proposal 1(b) is a proposed amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to, in connection with the Reverse Stock Split, decrease the number of authorized shares of our common stock on a basis proportional to the Reverse Stock Split ratio (the “Proportionate Share Decrease”).

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law and our Ninth Amended and Restated Certificate of Incorporation, as amended, Proposal 1(b) must be approved by the affirmative vote of stockholders holding at least 85% of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes (if any) with respect to Proposal 1(b) will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against Proposal 1(b).

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1(b).

General

In February 2023, our Board of Directors approved, subject to stockholder approval, a certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, (a) to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20 at any time prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, with the exact ratio to be set within this range by our Board of Directors at its sole discretion and (b) in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the Reverse Stock Split ratio. In its sole discretion, the Board of Directors may alternatively elect to abandon such proposed certificate of amendment and not effect the Reverse Stock Split and the Proportionate Share Decrease, as applicable, approved by stockholders. While we are seeking approval for each amendment within the range contemplated by Proposal 1(a) and Proposal 1(b), unless the Board of Directors determines to abandon all such amendments, the certificate of amendment will only include the amendment that effects the ratio selected by the Board of Directors.

If Proposal 1(a) is approved and the Reverse Stock Split is implemented and Proposal 1(b) is also approved, the Board of Directors intends to implement the Proportionate Share Decrease. If Proposal 1(a) and Proposal 1(b) are both approved and implemented, then upon the effectiveness of the certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, effecting the Reverse Stock Split and the Proportionate Share Decrease, (a) the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors and (b) the number of authorized shares of our common stock will be decreased on a basis proportional to the Reverse Stock Split ratio, provided that if the Authorized Shares Proposal is approved and implemented, which is subject to the approval and implementation of the Reverse Stock Split Proposals, the number of authorized shares of our common stock would, following the implementation of the Reverse Stock Split and the Proportionate Share Decrease, then be increased by two times such resulting number of authorized shares. This proposed amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, is described further below in Proposal 2.

If Proposal 1(a) is approved and implemented, but Proposal 1(b) is not approved, then upon the effectiveness of the certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors and the number of authorized shares under our Ninth Amended and Restated Certificate of Incorporation, as amended, would not change. If Proposal 1(b) is not approved, the Authorized Shares Proposal (Proposal 2) will be withdrawn.

The form of the proposed certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split and the Proportionate Share Decrease, as applicable, is attached as Appendix A to this Proxy Statement. The certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, that will be filed to effect the Reverse Stock Split and the Proportionate Share Decrease, as applicable, will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

If the Reverse Stock Split in Proposal 1(a) is approved by our stockholders, our Board of Directors would have the sole discretion to effect the amendment and Reverse Stock Split at any time prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not greater than 1-for-20. We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Stock Split and the Proportionate Share Decrease, as applicable, are approved by our stockholders, the Reverse Stock Split and Proportionate Share Decrease, as applicable, would become effective upon the time specified in the certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split and the Proportionate Share Decrease, as applicable, will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split and the Proportionate Share Decrease, as applicable, will not occur after the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split and Proportionate Share Decrease, as applicable, if, at any time prior to the effectiveness of the filing of the certificate of amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock so as to:

•	maintain the listing of our common stock on Nasdaq and avoid delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);

•

increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices;

•

make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and/or

•

make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating whether to effect the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In approving and recommending the Reverse Stock Split, our Board of Directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split in Proposal 1(a), our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-20 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our Board of Directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “AKBA.” Our Board of Directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on the Nasdaq Capital Market, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and the stockholders’ best interests.

If our stockholders approve the Reverse Stock Split in Proposal 1(a), our Board of Directors will be authorized to proceed with the Reverse Stock Split. Our Board of Directors currently intends to effect the Reverse Stock Split, if approved.

On May 12, 2022, we received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we were provided an initial period of 180 calendar days, or until November 8, 2022 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule. We did not regain compliance with the Bid Price Rule by the Initial Compliance Date.

On November 9, 2022, Nasdaq notified us that we were eligible for an additional 180 calendar day period (the “Second Compliance Period”), or until May 8, 2023 (the “Second Compliance Date”), to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of Bid Price Rule, and our written notice of our intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. On November 9, 2022, Nasdaq approved our transfer from the Nasdaq Global Market to the Nasdaq Capital Market, a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market. The transfer became effective at the opening of business on November 11, 2022.

If at any time before the Second Compliance Date the bid price for our common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, Nasdaq will provide written notification to us that we are in compliance with the Bid Price Rule, unless Nasdaq’s staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If we do not regain compliance with the Bid Price Rule by the Second Compliance Date and it appears to Nasdaq’s staff that we will not be able to regain compliance with the Bid Price Rule during the Second Compliance Period, or we are otherwise not eligible for the Second Compliance Period, then Nasdaq will provide notice to us that our common stock will be subject to delisting. At that time, we may appeal the Nasdaq staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We would expect our common stock to remain listed pending the Panel’s decision. However, there can be no assurance that, even if we do appeal the Nasdaq staff’s delisting determination to the Panel, such appeal would be successful.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our Board of Directors believes that the increase in the market price of our common stock that will result from the Reverse Stock Split could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will increase the market price of our common stock as a result of having fewer outstanding shares, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our Board of Directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Stock Split in Proposal 1(a) is approved by our stockholders, and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split, and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-12 and 1-for-20, which  reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and performance stock units (“PSUs”), and (iii) the weighted-average exercise price of outstanding options, each giving effect to the Reverse Stock Split and based on 184,245,945 shares of common stock outstanding as of January 31, 2023. Such amounts listed below are approximate as no fractional shares will be issued and share amounts will be rounded down.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-12	Reverse Stock Split Ratio of 1-for-20
Number of Shares of Common Stock Issued and Outstanding	184,245,945	36,849,189	15,353,828	9,212,297
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, SARs, RSUs and PSUs	22,721,747	4,544,349	1,893,478	1,136,087
Weighted-Average Exercise Price of Outstanding Options and SARs	$4.72	$23.60	$56.64	$94.40

If our Board of Directors does not implement the Reverse Stock Split in Proposal 1(a) prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, the authority granted in Proposal 1(a) to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposals, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our Ninth Amended and Restated Certificate of Incorporation, as amended, to issue up to a total of 375,000,000 shares of capital stock, comprised of 350,000,000 shares of common stock and 25,000,000 shares of preferred stock. Authorized shares represent the number of shares of common stock that we are permitted to issue under our Ninth Amended and Restated Certificate of Incorporation, as amended.

If both Proposals 1(a) and 1(b) are approved and implemented, it would reduce both the number of issued and outstanding shares of common stock and the number of authorized shares of common stock by the Reverse Stock Split ratio selected by our Board of Directors within the 1-for-5 to 1-for-20 range described above. However, if each of Proposal 1(a), Proposal 1(b) and the Authorized Shares Proposal (Proposal 2) are approved by our stockholders and subsequently implemented, the number of authorized shares of our common stock would ultimately be set at the number determined by calculating the product of 350,000,000 multiplied by two times (2x) the Reverse Stock Split ratio.

If Proposal 1(a) is approved and implemented, but Proposal 1(b) is not, the Reverse Stock Split would decrease the number of outstanding shares of our common stock but it would not change the number of authorized shares under our Ninth Amended and Restated Certificate of Incorporation, as amended. Consequently, the Reverse

Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Ninth Amended and Restated Certificate of Incorporation, as amended. If Proposal 1(b) is not approved, Proposal 2 will be withdrawn.

Reasons for the Proportionate Share Decrease

As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of common stock authorized under our Ninth Amended and Restated Certificate of Incorporation, as amended. If the Reverse Stock Split in Proposal 1(a) is approved by the stockholders and the Reverse Stock Split is implemented by our Board of Directors, our Board of Directors believes, based on current information, that we will need fewer authorized shares of common stock to meet our projected capital stock needs. However, as discussed in Proposal 2, our Board of Directors believes that, if Proposal 1(b) is approved but the Authorized Shares Proposal (Proposal 2) is not approved, the implementation of the Reverse Stock Split and the Proportionate Share Decrease would limit our flexibility to issue shares of common stock in connection with possible future financing transactions, joint ventures and acquisitions, as well as under our equity incentive plans and other general corporate purposes.

The proposed Proportionate Share Decrease is also intended to ensure that the Company does not have, following implementation of the Reverse Stock Split, what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock. In addition, our Board of Directors believes that the reduction in the number of authorized shares of common stock may also reduce certain of our costs, such as annual franchise taxes paid to the State of Delaware.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Stock Split in Proposal 1(a), and if our Board of Directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board of Directors within the parameters described), we will file with the Secretary of State of the State of Delaware a certificate of amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, in the form attached hereto as Appendix A, reflecting such Reverse Stock Split ratio determined by the Board of Directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the certificate of amendment shall be determined in the discretion of our Board of Directors and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our Board of Directors has approved the amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our Board of Directors.

Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates. As we are now fully participating in the direct registration system, you will not receive a replacement physical certificate. Instead, you will receive uncertificated shares and a written confirmation from our transfer agent, indicating the whole number of uncertificated shares you own after the effect of the Reverse Stock Split and a cash payment in lieu of any fractional shares.

If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so. Our common stock will also receive a new CUSIP number.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to process a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Ninth Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws (our “Bylaws”) provide a right to our stockholders to dissent and obtain an appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.00001 par value per share, while the number of outstanding shares of common stock would decrease, in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per-share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendments to our Ninth Amended and Restated Certificate of Incorporation, as Amended

Our Board of Directors reserves the right to abandon the amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended, described in the Reverse Stock Split Proposals without further action by our stockholders at any time before the effective time, even if stockholders approve such amendments at the

Special Meeting. By voting in favor of the amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended, stockholders are also expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Stock Split and the Proportionate Share Decrease, as applicable, if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences and is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization, such as the proposed Reverse Stock Split, to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.

A U.S. Holder may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the proposed Reverse Stock Split.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO SET THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AT A NUMBER DETERMINED BY CALCULATING THE PRODUCT OF 350,000,000 MULTIPLIED BY TWO TIMES (2X) THE REVERSE STOCK SPLIT RATIO, SUBJECT TO APPROVAL BY OUR STOCKHOLDERS AND OUR IMPLEMENTATION OF THE REVERSE STOCK SPLIT PROPOSALS

General

In February 2023, our Board of Directors approved, subject to stockholder approval and the implementation of the Reverse Stock Split and Proportionate Share Decrease described in the Reverse Stock Split Proposals (Proposal 1(a) and 1(b)), an amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of our common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the Reverse Stock Split ratio. If the Reverse Stock Split Proposals (Proposal 1(a) and 1(b)) and this Authorized Shares Proposal (Proposal 2) are approved and the Reverse Stock Split Proposals are implemented, then upon such split, the number of authorized shares of our common stock will be decreased proportionally to the Reverse Stock Split ratio (between 1-for-5 and 1-for-20), and such decreased amount will then subsequently be multiplied by two.

The approval of this Proposal 2 is conditioned on the approval of Proposals 1(a) and 1(b). If Proposal 1(b) does not receive the requisite stockholder vote (regardless of the outcome of Proposal 1(a) and this Proposal 2), then no changes will be made to our Ninth Amended and Restated Certificate of Incorporation, as amended, as a result of this Authorized Shares Proposal.

Our Board of Directors believes that, if Proposal 1(b) is approved but the Authorized Shares Proposal is not approved, the implementation of the Reverse Stock Split and the Proportionate Share Decrease as described in the Reverse Stock Split Proposals would limit our flexibility to issue shares of common stock in connection with possible future financing transactions, joint ventures and acquisitions, as well as under our equity incentive plans and other general corporate purposes. As a result, our Board of Directors believes that, following the proportional reduction of our authorized shares that would result from the approval of Proposal 1(b), an increase of two times such reduced number of authorized shares is in the Company’s and the stockholders’ best interests because it will provide us with that flexibility. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would be authorized if the Authorized Shares Proposal is approved. However, we desire to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees.

The Authorized Shares Proposal is subject to, and conditioned upon, approval of the Reverse Stock Split Proposals. If the Reverse Stock Split Proposals (Proposal 1(a) and 1(b)) and the Authorized Shares Proposal are approved by the requisite vote of our stockholders, and our Board of Directors determines to implement such proposals, the change in the number of shares of our authorized common stock would become effective upon the date and time set by our Board of Directors, as set forth in the amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to be filed with the Secretary of State of the State of Delaware. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our Board of Directors does not anticipate receiving further authorization from stockholders for the issuance of any newly authorized shares, except as required by applicable laws, rules and regulations.

The form of the proposed amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to implement the Reverse Stock Split, the Proportionate Share Decrease and set the number of authorized shares of our common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the Reverse Stock Split ratio is attached as Appendix A to this Proxy Statement. Any amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of our common stock at a certain number will be based on the Reverse Stock Split ratio fixed by our Board of Directors, within the range of 1-for-5 to 1-for-20, pursuant to Proposal 1(a).

Effect of the Proposal

We currently have 350,000,000 shares of common stock authorized for issuance under our Ninth Amended and Restated Certificate of Incorporation, as amended. Assuming (i) Reverse Stock Split ratios of 1-for-5, 1-for-12 and 1-for-20, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve in Proposal 1(a), and (ii) that the number of authorized shares of our common stock is reduced proportionally to the Reverse Stock Split ratios of 1-for-5, 1-for-12 and 1-for-20 as provided in Proposal 1(b), and then subsequently multiplied by two as provided in the Authorized Shares Proposal, the following table sets forth (a) the number of shares of our common stock that would be authorized, (b) the number of shares of our common stock that would be issued and outstanding, (c) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding options, RSUs, SARs and PSUs, and (d) the number of shares of our common stock that would be reserved and available for future issuance under our equity incentive plans, each giving effect to the Reverse Stock Split and based on securities outstanding as of January 31, 2023.

The following table also sets forth the number of shares of our common stock that would be authorized if (x) Proposal 1(b) is approved but the Authorized Shares Proposal is not approved and (y) Proposal 1(b) and the Authorized Shares Proposal are not approved. Such amounts listed below are approximate as no fractional shares will be issued and share amounts will be rounded down.

	Number of Shares Reserved Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-12	Reverse Stock Split Ratio of 1-for-20
Number of Shares of Common Stock Authorized, if Proposal 1(b) and the Authorized Shares Proposal are Approved	350,000,000	140,000,000	58,333,333	35,000,000
Number of Shares of Common Stock Authorized, if Proposal 1(b) is Approved but the Authorized Shares Proposal is NOT Approved	350,000,000	70,000,000	29,166,666	17,500,000
Number of Shares of Common Stock Authorized, if Proposal 1(b) and the Authorized Shares Proposal are NOT Approved	350,000,000	350,000,000	350,000,000	350,000,000
Number of Shares of Common Stock Issued and Outstanding	184,245,945	36,849,189	15,353,828	9,212,297
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, SARs, RSUs and PSUs	22,721,747	4,544,349	1,893,478	1,136,087
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Our Equity Incentive Plans	6,159,646	1,231,929	513,303	307,982

If Proposal 1(b) is not approved, Proposal 2 will be withdrawn. In that case we will continue to have 350,000,000 authorized shares of common stock.

The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

Additionally, by increasing the number of authorized but unissued shares of common stock, the Authorized Shares Proposal could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, our Board of Directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders. The Authorized Shares Proposal could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Authorized Shares Proposal could limit the opportunity for our stockholders to dispose of their shares at a higher price generally available in takeover attempts or that may be available under a merger proposal. The Authorized Shares Proposal could have the effect of permitting our current management, including our current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of our company and the Board of Directors did not authorize the Authorized Shares Proposal with the intent that it be utilized as a type of anti-takeover device.

Reservation of Right to Abandon the Amendment to our Ninth Amended and Restated Certificate of Incorporation, as Amended

Our Board of Directors reserves the right to abandon the amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, described in the Authorized Shares Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the Special Meeting.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes (if any) with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO SET THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AT A NUMBER DETERMINED BY CALCULATING THE PRODUCT OF 350,000,000 MULTIPLIED BY TWO TIMES (2X) THE REVERSE STOCK SPLIT RATIO, SUBJECT TO APPROVAL BY OUR STOCKHOLDERS AND OUR IMPLEMENTATION OF THE REVERSE STOCK SPLIT PROPOSALS.

PROPOSAL 3—ADJOURNMENT PROPOSAL

General

Our Board of Directors believes that if the number of shares of our common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)), it may be in the best interests of the stockholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve one or both of the Reverse Stock Split Proposals. We currently do not intend to propose adjournment of the Special Meeting if there are sufficient votes in favor of Proposal 1(a).

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)).

Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to approve either of the Reverse Stock Split Proposals, or we have received proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against one or both of the Reverse Stock Split Proposals, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposals and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposals.

Vote Required and Board of Directors Recommendation

This proposal must be approved by the affirmative vote of stockholders holding a majority of the votes cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (if any) with respect to this proposal will be counted for purposes of establishing a quorum and will have no effect with respect to the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2023 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known, based solely on filings made under Section 13(d) and 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer, and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock subject to options, SARs, RSUs, PSUs or other rights to purchase that may be acquired within 60 days after January 31, 2023 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of January 31, 2023, there were 184,245,945 shares of our common stock outstanding, and the percentages of shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
Muneer A. Satter (1) c/o Alerce Investment Management, L.P. 676 North Michigan Avenue, Suite 4000 Chicago, IL 60611	15,090,119	8.19%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	11,238,870	6.10%
Directors and named executive officers:
Adrian Adams (3)	176,400	*
Steven K. Burke, M.D. (4)	614,214	*
John P. Butler (5)	3,304,349	1.79%
Michel Dahan (6)	744,391	*
Dell Faulkingham (7)	570,581	*
Ron Frieson (8)	40,099	*
Steven C. Gilman, Ph.D. (9)	181,133	*
Michael Rogers (10)	190,032	*
Cynthia Smith (11)	136,833	*
David A. Spellman (12)	503,108	*
Myles Wolf, M.D., M.M.Sc. (13)	104,227	*
LeAnne A. Zumwalt (14)	60,148	*
All current directors and executive officers as a group (12 persons) (15)	6,772,222	3.68%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Based solely on a Schedule 13G filed by Muneer A. Satter (“Satter”) with the SEC on February 10, 2023. Based on such filing, the shares of common stock beneficially owned by Satter include (i) 10,437,558 shares that are held by Alerce Medical Technology Partners, L.P. for which Satter has sole voting and dispositive power over all such shares; (ii) 2,650,000 shares that are held by Satter Medical Technology Partners, L.P. for which Satter has sole voting and dispositive power over all such shares; (iii) 785,340 shares that are held by Muneer A. Satter Revocable Trust for which Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares; and (iv) 1,217,221 shares that are held by various other trusts and other entities for which Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares.
(2)

Based solely on a Schedule 13G/A filed by The Vanguard Group, or Vanguard, with the SEC on February 9, 2023. Based on such filing, Vanguard beneficially owns all such shares, has sole dispositive power with respect to 11,178,873 shares and shared dispositive power with respect to 59,997 shares.

(3)	Consists of (i) 91,100 shares of common stock and (ii) 85,300 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(4)

Consists of (i) 88,848 shares of common stock, (ii) 67,467 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 457,899 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.

(5)

Consists of (i) 875,721 shares of common stock, (ii) 269,149 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 1,839,623 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023. Mr. Butler also beneficially owns an aggregate of 319,856 shares, including 159,928 shares of common stock held by the Dorothy Butler 2019 GRAT, 100,000 shares of common stock held by the Dorothy Butler GRAT November 2019, 59,928 shares of common stock held by the John Butler 2019 GRAT and 100,000 shares of common stock held by the John Butler GRAT November 2019.

(6)

Consists of (i) 187,016 shares of common stock, (ii) 62,883 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 494,492 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.

(7)

Consists of (i) 61,122 shares of common stock, (ii) 58,718 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 450,741 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.

(8)	Consists of 40,099 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(9)	Consists of (i) 43,430 shares of common stock and (ii) 137,703 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(10)	Consists of (i) 52,329 shares of common stock, and (ii) 137,703 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(11)	Consists of (i) 51,533 shares of common stock, and (ii) 85,300 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(12)

Consists of (i) 21,932 shares of common stock, (ii) 45,864 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 435,312 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.

(13)	Consists of (i) 23,981 shares of common stock, and (ii) 80,246 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(14)	Consists of 60,148 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.
(15)

Consists of a total of (i) 1,950,986 shares of common stock, (ii) 506,761 shares of common stock that will be acquired upon the vesting of RSUs within 60 days after January 31, 2023, and (iii) 4,314,475 shares of common stock that can be acquired upon the exercise of options exercisable within 60 days after January 31, 2023.

GENERAL MATTERS

Availability of Certain Documents

A copy of this Proxy Statement has been posted on the Company’s website. We will mail without charge, upon written request, a copy of this Proxy Statement. Please send a written request to our Corporate Secretary at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

Stockholder Proposals and Nominations

As previously stated in the Company’s proxy statement filed with the SEC on April 28, 2022, our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142. To be timely for the 2023 annual meeting of stockholders, the stockholder’s notice must be delivered to us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of stockholders, except that if the 2023 annual meeting of stockholders is set for a date that is more than 30 days before or after such anniversary date, we must receive the notice not later than the close of business on or before the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2023 annual meeting of stockholders is not so advanced or delayed, stockholders who wish to make a proposal or a director nomination for the 2023 annual meeting of stockholder were required to notify us no earlier than February 8, 2023 and no later than March 10, 2023. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting of stockholder. Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act were required to have been received no later than December 29, 2022.

No proposals or nominations were made by the applicable deadlines described above. In order to comply with the universal proxy rules, if any stockholder had timely satisfied the foregoing requirements of our Bylaws by providing notice of a nomination in accordance with our Bylaws no later than March 10, 2023, and such stockholder intended to solicit proxies in support of director nominees other than Akebia’s nominees for the 2023 annual meeting of stockholders in compliance with Rule 14a-19 under the Exchange Act, the stockholder would have also been required (no later than April 9, 2023) to provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board of Directors, or to the non-employee members of the Board of Directors as a group, at:

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Attention: Corporate Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board of Directors’ duties and responsibilities may not be forwarded to the Board of Directors by the Corporate Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties.

Householding of Special Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy materials will be delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Cambridge, MA 02142, Attention: Corporate Secretary, or call us at (617) 871-2098. If you want to end “householding,” receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Appendix A

CERTIFICATE OF AMENDMENT

TO

NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKEBIA THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Akebia Therapeutics, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Ninth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That Section (a) of Article IV of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“(a) That, effective upon the effective time of this Certificate of Amendment to the Ninth Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[    ]1 reverse stock split of the Corporation’s common stock, par value $0.00001 per share (the “Common Stock”), shall become effective, pursuant to which each [                ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.00001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Capital Market at the close of business on the date of the Effective Time.

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of

[1]	Shall be a number greater than or equal to 5 and less than or equal to 20 and shall include not more than four decimal digits.

Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The total number of shares of stock which the Corporation shall have authority to issue is [                ]2, consisting of (i) [                ]3 shares of Common Stock and (ii) 25,000,000 shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).”

SECOND: This Certificate of Amendment shall be effective at [5:00 p.m.], Eastern Time, on                     , 202    .

[2]	Shall be a number equal to the Authorized Common Stock (as defined below) plus 25,000,000.
[3]	Shall be a number equal to the product of (i) 350,000,000 multiplied by (ii) two times the reverse stock split ratio, if Proposal 2 is approved (the “Authorized Common Stock”).

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this     day of                     , 202    .

AKEBIA THERAPEUTICS, INC.

By:
John P. Butler
President and Chief Executive Officer

AKEBIA THERAPEUTICS, INC. 245 FIRST STREET CAMBRIDGE, MA 02142	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 10, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AKBA2023SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 10, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06154-S62657	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AKEBIA THERAPEUTICS, INC.

REVISED PROXY CARD - YOU MUST REVOTE FOR YOUR VOTE TO BE COUNTED

The Board of Directors recommends you vote FOR proposals 1(a), 1(b), 2 and 3.		For	Against	Abstain

1a.	The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the company’s outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the company’s Board of Directors, at any time prior to the one-year anniversary of the date on which the reverse stock split is approved by the company’s stockholders at the Special Meeting.	☐	☐	☐

1b.	The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to, in connection with the reverse stock split, decrease the number of authorized shares of the company’s common stock on a basis proportional to the reverse stock split ratio (together with Proposal 1(a), the “Reverse Stock Split Proposals”).	☐	☐	☐

2.	The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of the company’s common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the reverse stock split ratio, subject to approval by the company’s stockholders and the company’s implementation of the Reverse Stock Split Proposals.	☐	☐	☐

3.	The approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)).	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1(a), FOR proposal 1(b), FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

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V06155-S62657

AKEBIA THERAPEUTICS, INC.

Special Meeting of Stockholders

April 11, 2023 10:00 AM EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicole R. Hadas, Carolyn Rucci and David A. Spellman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on April 11, 2023 over the Internet in a virtual meeting format, via live webcast at www.virtualshareholdermeeting.com/AKBA2023SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1(a), PROPOSAL 1(b), PROPOSAL 2 AND PROPOSAL 3.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE.

Continued and to be signed on reverse side